1000 Fifth Street Suite 200 – P2 Miami Beach, FL 33139	PO Box 52025 Asheville, NC 28813 Phone: 786.273.9152 www.eilerslawgroup.com

April 19, 2017

Board of Directors
BIOLABMART, INC.
777 Brickell Ave.
Suite 500
Miami, FL 33131

Dear Board Members:

I have acted as special counsel to BioLabMart, Inc., a Wyoming corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed resale of up to 1,686,000 shares of the Company’s common stock, $0.0001 par value per share (the “Registered Shares”) pursuant to the prospectus which is part of the Registration Statement, consisting of 1,124,000 currently issued shares of common stock (the “Shares”) and 562,000 shares of common stock issuable pursuant to the exercise of warrants (the “Warrant Shares”) as described below.  The Company has asked me to opine on the legality of the sale of 1,686,000 shares of common stock pursuant to the Registration Statement. This opinion shall be filed with the Registration Statement.

The Registration Statement seeks the registration of 1,686,000 shares consisting of 1,124,00 currently issued shares of common capital stock of the Company, $0.0001 par value (the “Shares”) and an additional 562,000 shares to be issuable pursuant to the exercise of warrants issued by the Company (the “Warrants”). The Shares and the Warrant Shares are to be offered to the public by the selling shareholders and warrant holders pursuant to the “Plan of Distribution” stated in the Registration Statement..

In connection with rendering this opinion I have examined copies of the Registration Statement and all exhibits thereto as well as the amendments to the Registration Statement.  I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Registered Shares and related matters, the subscription agreements and proof of payment provided for each of the selling shareholder/warrant holders described therein; and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein.  In rendering such opinion, I have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as I have deemed necessary for the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

Based upon the foregoing, I am of the opinion that (i) the outstanding Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and paid for upon exercise in accordance with the terms and conditions of the warrants, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the current federal laws of the United States and, to the limited extent set forth above, the Wyoming Business Corporation Act as such laws presently exist and to the facts as they presently exist.  I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  I assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

This opinion has been prepared in connection with the Registration Statement. I hereby consent to being referenced under the caption “Legal matters”, and the inclusion of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ William Eilers______
William Eilers
eilers law group, p.a. |1000 Fifth Street | Suite 200 – P2 |Miami Beach, FL 33139 | 786.273.9152                   |PO Box 5025 | Asheville, NC 28813